Consent of Independent Auditors

We consent to reference to our firm under the caption “Experts” in and to the incorporation by reference in this Registration Statement (Form S-4) of our report dated February 17, 2006, with respect to the consolidated financial statements of Fluent Inc. and subsidiaries as of December 31, 2005 and for the year then ended, appearing in the Current Report on Form 8-K/A of ANSYS, Inc. filed on August 17, 2006 with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Manchester, New Hampshire

April 21, 2008